CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder International Fund, Inc., comprised of Scudder Emerging Markets Growth Fund, Scudder Greater Europe Growth Fund, Scudder Pacific Opportunities Fund, and Scudder Latin America Fund, of our reports dated December 21, 1998, December 21, 1998, December 16, 1998, and December 4, 1998, respectively, on the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to the Shareholders of Scudder Emerging Markets Growth Fund, Scudder Greater Europe Growth Fund, Scudder Pacific Opportunities Fund, and Scudder Latin America Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the headings "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.






PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 1999